Exhibit 99.1

Core Scientific Announces Pricing of $3.3 Billion of Senior Secured Notes

AUSTIN, Texas, April 22, 2026— Core Scientific, Inc. (Nasdaq: CORZ) (“Core Scientific” or the “Company”), a leader in digital infrastructure for high-density colocation (“HDC”), today announced that its wholly-owned subsidiary, Core Scientific Finance I LLC (the “Issuer”), has priced an offering of $3.3 billion aggregate principal amount of 7.750% senior secured notes due 2031 (the “Notes”) at an issue price equal to 99.250% of the principal amount thereof. The Notes will be sold in a private offering to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The offering is expected to close on May 6, 2026, subject to customary closing conditions.

The Issuer intends to use the net proceeds from the offering to fund a debt service reserve account, and the remaining proceeds to make a distribution to Core Scientific. Core Scientific intends to use a portion of the net proceeds it receives from the Issuer to repay in full its outstanding delayed draw term loans under its previously announced 364-day credit facility, including accrued interest thereon and fees and expenses in connection therewith.

The Notes will be fully and unconditionally guaranteed by each of Core Scientific Austin LLC, Core Scientific Denton LLC, Core Scientific Dalton LLC, Core Scientific Marble LLC and Core Scientific Muskogee LLC, which, as of the issue date, will constitute the Issuer’s only subsidiaries (the “Subsidiary Guarantors”). The Notes and related note guarantees will be secured by first-priority liens on (i) substantially all assets of the Issuer and the Subsidiary Guarantors, other than certain excluded property, (ii) all equity interests of the Issuer held by Core Scientific Finance Holding LLC, a Delaware limited liability company and the direct parent company of the Issuer, and (iii) certain assets and rights of Core Scientific.

Core Scientific will provide a customary completion guarantee with respect to the development and construction of certain datacenters located in Dalton, Georgia; Denton, Texas; Marble, North Carolina; and Muskogee, Oklahoma (collectively, the “Projects”) under which it will fund the Issuer as necessary to ensure the timely completion of the Projects in the event that the proceeds of the Notes and other available funds are insufficient to do so.

The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Notes were offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Core Scientific

Core Scientific is a leader in designing, building and operating large scale, purpose-built data centers for HDC services. Core Scientific operates facilities for high-density colocation services and is a premier provider of digital infrastructure, software solutions and services to its third-party customers. Core Scientific has historically derived the majority of its revenue from earning digital assets for its own account but is rapidly increasing revenue derived from HDC. Core Scientific is in the process of repurposing its remaining non-HDC facilities to support its HDC services business as circumstances allow. Core Scientific’s facilities are located in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1), Oklahoma (1) and Texas (3).

Special Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the completion of the offering of the Notes, the intended use of the net proceeds from the offering of the Notes and the completion guarantee to be provided by the Company with respect to the Projects. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in “Part I. Item 1A.—Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.

There may be additional risks that the Company could not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release and should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Contacts:

Investors:

ir@corescientific.com

Media:

press@corescientific.com